Calculation of Filing Fee Tables
F-1
Carbon Zero Technologies International Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary shares, $0.00001 par value per share, represented by ADSs	457(a)	15,341,000	$ 3.50	$ 53,693,500.00	0.0001381	$ 7,415.07
Fees to be Paid	2	Equity	Ordinary shares issuable upon exercise of the Underwriter Purchase Option, represented by ADSs	457(a)	767,050	$ 3.85	$ 2,953,142.50	0.0001381	$ 407.83
Fees to be Paid	3	Equity	Ordinary shares, $0.0001 par value per share, represented by ADSs (Selling Shareholder resale)	457(a)	6,000,000	$ 3.50	$ 21,000,000.00	0.0001381	$ 2,900.10
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 77,646,642.50		$ 10,723.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 10,723.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	American depositary shares issuable upon deposit of ordinary shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No. 333-284724). Each American depositary share represents four (4) ordinary shares. Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the "Securities Act"). Includes ordinary shares represented by ADSs that may be purchased by the Underwriter pursuant to its option to purchase additional ADSs to cover over-allotments, if any. Calculated pursuant to Rule 457(a) based on an estimate of the proposed maximum aggregate offering price. Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of ordinary shares as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

[2]	American depositary shares issuable upon deposit of ordinary shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No. 333-284724). Each American depositary share represents four (4) ordinary shares. Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the "Securities Act"). Includes ordinary shares represented by ADSs that may be purchased by the Underwriter pursuant to its option to purchase additional ADSs to cover over-allotments, if any. Calculated pursuant to Rule 457(a) based on an estimate of the proposed maximum aggregate offering price. Pursuant to Rule 457(g) under the Securities Act, because the Registrant's ordinary shares represented by ADSs underlying the Underwriter Purchase Option (defined below) are registered hereby, no separate registration fee is required with respect to the Underwriter Purchase Option registered hereby. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The underwriter purchase option granted to the Representative to purchase a number of ADSs equal to five percent (5%) of the total number of ADSs sold in this offering at an exercise price equal to one hundred and ten percent (110%) of the public offering price of the ADSs sold in this offering (the "Underwriter Purchase Option"). As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Representative's underwriter purchase option is equal to 110% of $2,684,675 (which is 5% of the proposed maximum aggregate offering price of $53,693,500). Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of ordinary shares as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

[3]	American depositary shares issuable upon deposit of ordinary shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No. 333-284724). Each American depositary share represents four (4) ordinary shares. Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the "Securities Act"). Includes ordinary shares represented by ADSs that may be purchased by the Underwriter pursuant to its option to purchase additional ADSs to cover over-allotments, if any. Calculated pursuant to Rule 457(a) based on an estimate of the proposed maximum aggregate offering price. Reflects the resale by the Selling Shareholders set forth herein of up to 6,000,000 ordinary shares. Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of ordinary shares as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	1		F-1	333-280115	06/11/2024		$ 6,228.72
Fee Offset Claims	2		F-1	333-280115	06/11/2024		$ 4,494.28
Fee Offset Sources		Carbon Zero Technologies International Inc.	F-1	333-280115		06/11/2024						$ 6,228.72
Fee Offset Sources		Carbon Zero Technologies International Inc.	F-1	333-280115		10/30/2024						$ 5,067.61
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Explanation of the basis for claimed offset:
[1]	The Company previously paid $6,228.72 a maximum aggregate offering price of $42,200,000 in connection with its filing of the Registration Statement on Form F-1 (File No. 333-280115) on June 11, 2024. In accordance with Rule 457(b) under the Securities Act, the Company is using $6,228.72 of the previously paid fees to offset the filing fee payable in connection with this amendment to this Registration Statement.

[2]	The Company previously paid an additional $ 5,067.61 a maximum aggregate offering price of $ 75,300,000 in connection with its filing of the Registration Statement on Form F-1 (File No. 333-280115) on October 30, 2024. In accordance with Rule 457(b) under the Securities Act, the Company is using $5,067.61 of the previously paid fees to offset the filing fee payable in connection with this amendment to this Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date